                                                                   EXHIBIT 10.63


                             CONSULTANT AGREEMENT

                                    BETWEEN

                             C. BREWER HOMES, INC.

                                      And

                                EDWARD T. FOLEY

                            Dated: August 14, 1997



                                 EXHIBIT "A-1"


                               TABLE OF CONTENTS



                                                                                 Page No.
                                                                                 -------

PARTIES......................................................................    1

PREAMBLE.....................................................................    1

Section 1.0       Appointment and Engagement as Independent Contractor.......    1

Section 2.0       Term of Agreement..........................................    1

Section 3.0       Description of Work........................................    1

Section 4.0       Compensation and Medical/Dental Benefits...................    1

Section 5.0       Relationship of the Parties................................    2

Section 6.0       Termination of this Agreement..............................    2

Section 7.0       Assignment.................................................    2

Section 8.0       Non-Waiver.................................................    3

Section 9.0       Indemnification............................................    2

Section 10.0      Confidentiality............................................    3

Section 11.0      Personal Representatives, Successors and Assigns...........    3

Section 12.0      Severability...............................................    3

Section 13.0      Situs and Governing Law....................................    3

Section 14.0      Entire Agreement...........................................    3

Section 15.0      Cooperation................................................    3

Section 16.0      Arbitration................................................    4
SIGNATURES...................................................................    4

EXHIBIT "A" Description of Work..............................................    i
EXHIBIT "B" Fees.............................................................    ii

                             CONSULTANT AGREEMENT
                             --------------------

          THIS AGREEMENT made this 14th day of August and effective as of the ___ day of ___________ (hereinafter the "Effective Date"), by and between Edward
T. Foley (hereinafter referred to as "Consultant") and C. Brewer Homes Inc. (hereinafter referred to as "Company").

                                  WITNESSETH:

          WHEREAS, Company desires to retain Consultant as an independent contractor to provide certain services with respect to the matters outlined herein;

          WHEREAS, Consultant desires to provide said services with respect to the matters outlined herein;

          NOW, THEREFORE, in consideration of the mutual covenants and promises herein contained, the parties hereto agree as follows:

     Section 1.0 Appointment and Engagement as Independent Contractor. Company
                 ----------------------------------------------------
agrees to engage Consultant as an independent contractor to provide services in connection with the matters described in Section 3.0 herein. Consultant agrees to properly perform his obligations as provided herein all in accordance with the terms, provisions, covenants and conditions set forth herein.

     Section 2.0 Term of Agreement. The term of this Agreement shall commence on
                 -----------------
the Effective Date and shall continue for a period of six (6) continuous months and, except as specified under Section 6.0 below, shall terminate on ________, 1998.

     Section 3.0 Description of Work. Consultant shall perform the services
                 -------------------
described in Exhibit "A-1" attached hereto and made a part hereof by this reference. Consultant's principal contact at Company shall be the Company's President or such other representative designated by him/her.

     Section 4.0 Compensation and Medical/Dental Benefits. Consultant shall be
                 ----------------------------------------
compensated as shown on Exhibit "B-1" attached hereto and made a part hereof by this reference and shall provide medical and dental benefits which were provided to Consultant immediately before his separation from employment with the Company. The Company will continue the medical and dental insurance coverage until the date of the termination of this Agreement or the date you secure reasonably equivalent alternate coverage, whichever is earlier. The Company will contribute the same premium share for this insurance coverage as it would for an active salaried employee. You must contribute your portion of the premium to be eligible for this provision. As of the date of the termination of this Agreement, if reasonably equivalent alternative coverage is not available, you may elect to continue medical and/or dental coverage under the Company's medical and dental plans, at your own expense for a period of 18 months.

     The compensation and provision of medical and dental benefits provided in this Agreement shall constitute the entire compensation to be paid to Consultant by the Company for those benefits and Consultant shall be solely responsible for all costs incurred in its performance of services hereunder, except as otherwise provided herein.

     Section 5.0 Relationship of the Parties. The parties to this Agreement
                 ---------------------------
intend and hereby agree that the Consultant shall be an independent contractor and he shall have control and discretion with respect to the performance of his obligations hereunder and shall have the authority and control over the manner and details of the work which is to be performed hereunder. Consultant shall be solely responsible for the use, discipline and supervision of Consultant's employees, if any, and for providing all tools, texts, equipment or supplies generally used by Consultant in its business. Consultant shall be responsible for complying with all applicable federal, state and local laws regarding the operation of Consultant's business or employment of employees, including but not limited to federal, state and local taxes and general excise. Nothing contained herein shall be construed to create any employment, partnership, joint venture or co-ownership relationship between the parties hereto. Company and Consultant shall not be responsible for any liabilities or obligations incurred or created by other party except as specifically agreed to in writing. Consultant shall have no authority to execute any document in the name or on behalf of Company, enter into any oral or written commitments involving Company or otherwise obligate Company in any manner whatsoever.

     Section 6.0  Termination of this Agreement.  In the event that Consultant
                  -----------------------------
shall be in substantial breach of any of the terms of this Agreement or the Release and Settlement Agreement and Consultant fails to cure such breach, after reasonable notice thereof and opportunity to cure his breach, then Company may upon written notice terminate this Agreement. Any disputes arising out of this
Section 6.0 concerning whether the Consultant has substantially breached this Agreement, shall be resolved pursuant to the arbitration provision set forth in
Section 16.0 below.

     This Agreement shall terminate immediately should Consultant obtain employment at any time during the term of this Agreement, and only fees due to Consultant for work performed under this Agreement until the date Consultant obtains employment shall be paid to Consultant. In addition, this Agreement shall terminate immediately in the event of the death of Consultant. The Company shall pay to the legal representative of Consultant, in the event of the death of Consultant, any fees due to Consultant for work performed under this Agreement until the date of the death of Consultant.

     Section 7.0 Assignment. Consultant shall not assign or otherwise transfer
                 ----------
in any manner its interest in or obligations under this Agreement.

     Section 8.0 Non-Waiver. It is expressly understood and agreed that the
                 ----------
failure of Company to insist in any one or more instances upon strict performance of any of the terms and conditions of this Agreement, or to exercise any rights herein conferred, shall not be deemed a waiver or relinquishment of any Company's right to assert or rely upon such terms, conditions, or rights in any other instance.

     Section 9.0 Indemnification. Consultant shall indemnify, defend and hold
                 ---------------
harmless Company and its respective officers, employees, successors and assigns from and against any and all claims, losses, costs, causes of action, damages and expenses of any nature, including reasonable attorneys' fees, arising out of any negligence, gross negligence or willful and wanton conduct by Consultant or its employees or any technician or subconsultant hired by it.

     Section 10.0 Confidentiality. At all times during the term of this
                  ---------------
Agreement and thereafter, Consultant will hold in strictest confidence, and not disclose to any person, firm or corporation, any confidential information, manner of doing business, techniques, process, trade secret, or any other confidential matter relating to the business of C. Brewer Homes, or its divisions, subsidiaries and affiliates which Consultant may now know or may learn while performing hereunder or which is developed hereunder for C. Brewer Homes and its divisions, affiliates and subsidiaries by Consultant ("Confidential Information").

At the time of the termination of this Agreement, Consultant will deliver to Company, and will not keep in his possession nor deliver to any person, any and all documents containing Confidential Information.

     Section 11.0 Personal Representatives, Successors and Assigns. This
                  ------------------------------------------------
Agreement shall be binding upon and inure to the benefit of the parties hereto, their personal representatives, successors and assigns.

     Section 12.0 Severability. The invalidity or unenforceability of any
                  ------------
provision hereof shall in no way affect the validity or enforceability of any other provision.

     Section 13.0 Situs and Governing Law. This Agreement shall be construed and
                  -----------------------
enforced in accordance with the laws of the State of Hawaii.

     Section 14.0 Entire Agreement. This Agreement represents the entire
                  ----------------
Agreement between the parties with respect to the subject matter hereof, and supersedes any prior negotiation, agreements and understandings with respect thereto. No change or modification of this Agreement shall be enforceable against any party unless the same be in writing and signed by the party against whom enforcement is sought.

     Section 15.0 Cooperation. All Parties agree to cooperate fully and execute
                  -----------
any and all supplementary documents and to take all additional actions which may be necessary or appropriate to give full force and effect to the basic terms and intent of this Agreement.

     Section 16.0 Arbitration. You and the Company expressly understand and
                  -----------
agree that any disputes arising out of the terms and conditions of this Agreement shall be subject, absent settlement by the parties, to final and binding arbitration in accordance with the Commercial Arbitration Procedures of the American Arbitration Association.

     IN WITNESS WHEREOF, the parties have hereunto set their hands on the day and year first above written.

                              C. Brewer Homes, Inc.



                              By     /s/ Seth A. Bakes
                                 -------------------------------------
                                 Seth A. Bakes
                                 President and Chief Executive Officer




                                     /s/ Edward T. Foley
                              -------------------------
                              Edward T. Foley

                              Date: 8/14/97
                                    -------

                             Consultant Agreement

                                  Exhibit A-1

                              Description of Work



Consultant will be reasonably available to:

a. Respond to the inquiries regarding historical events, practices, procedures, and policies for C. Brewer Homes which occurred or were utilized during the Consultant's previous employment;

b. Assist the Board of Directors, the President, Chief Executive Officer, new Chief Financial Officer and Controller with any transitional issues; and

c.   Other projects as mutually agreed upon.

"Reasonably available" shall mean that Consultant shall make himself available for consultation on a regular basis, and shall perform this Agreement in a manner that is acceptable to the Company. The Consultant will be available to meet at mutually agreed upon times and places as reasonably necessary, which will include the Company's headquarters on Maui, with any required and reasonable travel, telephone, or other expenses to be reimbursed by the Company. The Company understands that Consultant will be actively seeking new employment following his separation as an employee of the Company. The Company understands that the Consultant's availability may be affected by periodic travel to places outside of Hawaii, or permanent relocation outside of Hawaii.

                                  Exhibit B-1

                                     Fees



For the duration of the Consultant Agreement, Consultant will receive $11,250.00 per month for services performed under this Agreement. If Consultant provides more than forty (40) hours of consulting time in a month, Consultant will be paid at an hourly rate to be mutually agreed upon by the Company and Consultant. All consultant fees will be payable on the last day of every month during the term of this Agreement.

                                      ii